                                                                    Exhibit 3.91

                                    DELAWARE

                                 THE FIRST STATE

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON
FILE OF "L-3 COMMUNICATIONS VECTOR INTERNATIONAL LLC" AS RECEIVED AND FILED IN
THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF JANUARY, A.D.
2003, AT 9:30 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "VECTOR INTERNATIONAL
AVIATION LLC" TO "L-3 COMMUNICATIONS VECTOR INTERNATIONAL LLC", FILED THE
FIFTEENTH DAY OF DECEMBER, A.D. 2003, AT 5:28 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

                                           /s/ Harriet Smith Windsor
                                           -------------------------------------
                                           Harriet Smith Windsor, Secretary of
                                           State

3614588  8100H                                          AUTHENTICATION:  2823401

030817895                                                        DATE:  12-18-03

                            CERTIFICATE OF FORMATION

                                       OF

                        VECTOR INTERNATIONAL AVIATION LLC

         1. The name of the limited liability company is Vector International
Aviation LLC.

         2. The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of Vector International Aviation LLC this 14th day of January, 2003.

                                               /s/ Jonathan L. Miles
                                               ---------------------------------
                                                     Jonathan L. Miles-Organizer

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            CERTIFICATE OF FORMATION

                                       OF

                        VECTOR INTERNATIONAL AVIATION LLC

         The undersigned, desiring to amend the certificate of formation of a
Delaware limited liability company under the provisions of the Limited Liability
Company Act of the State of Delaware, hereby certifies as follows:

         1. The name of the limited liability company is Vector International
Aviation LLC.

         2. The date of filing the Company's original certificate of formation by the Secretary of State of the State of Delaware is January 15, 2003.

         3. Article 1 of said certificate of formation, which Article sets forth the name of the Company, is hereby amended to change the name of the Company from its present name to "L-3 Communications Vector International LLC", said amended Article 1 to read in its entirety as follows:

         "The name of the limited liability company is: L-3 Communications
         Vector International LLC."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Vector international Aviation LLC this 9th day of December, 2003.

                                                       /s/ Christopher C. Cambia
                                                --------------------------------
                                                          Christopher C. Cambria
                                                    Vice President and Secretary